CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2024, relating to the financial statements and financial highlights of DSS AmericaFirst Total Return Bond Fund (formerly DSS AmericaFirst Defensive Growth Fund), DSS AmericaFirst Alpha Trends Factor Fund (formerly DSS AmericaFirst Large Cap Share Buyback Fund), DSS AmericaFirst Monthly Risk-On Risk-Off Fund, and DSS AmericaFirst Income Fund, each a series of DSS AmericaFirst Funds (formerly DSS AmericaFirst Quantitative Funds), for the year ended June 30, 2024, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
October 25, 2024

COHEN & COMPANY, LTD.

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board